Exhibit 99.1

Q1 FY17 Conference Call Supplemental Operating & Financial Data June 9, 2016

Forward Looking Statements Please note that this presentation will refer to a management analysis of the Company’s financial results that can be found at the end of the earnings release issued earlier today, June 9, 2016, on a non-GAAP basis. The Company cautions that these financial measures should be viewed in addition and not as an alternative to the Company’s complete consolidated financial statements and financial notes prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to their most directly comparable GAAP measure is included in the earnings release. This presentation contains forward looking statements under the Private Securities Litigation Reform Act of 1995. The words expect, estimate, anticipate, plan, predict, believe, intend, and similar expressions and variations thereof are intended to identify forward looking statements. Such statements include comments regarding the intent, belief, or current expectations of the Company with respect to, among other things, trends affecting the financial condition or results of operations of the Company; the business and growth strategies of the Company, including new store openings; the results of the Company’s operational and other initiatives, including pursuant to the Company’s profit improvement plans; the results of operations for future periods and potential uses of capital. These statements do not guarantee future performance and therefore, undue reliance should not be placed upon them. For a more detailed discussion of the factors that can cause actual results to differ materially from those projected in any forward-looking statements, the Company refers you to 99 Cents Only Stores’ most recent 10-Q and 10-K filed with the SEC or posted on the Company’s website.

Immediate areas of emphasis Improve the customer shopping experience Creating a culture of safety Reduce shrink and manage scrap The 5 R’s: the Right product to the Right store at the Right time in the Right quantity with the Right inventory

Improve the customer Shopping experience Initial phase completed in April 2016 Completed facility upgrades on all 25 San Diego area stores Implemented new allocation and delivery schedules ensuring high volume items are always in stock Implemented employee training programs focused on engaging customers, handling produce and maintaining store cleanliness Early results Q3 FY2016 (before refresh): San Diego market same-store sales underperformed overall chain by 2.5% Q1 FY2017 (after refresh): same-store sales increased 2.3% versus flat for the overall chain San Diego Market Refresh

Improve the customer Shopping experience San Diego Market Refresh (cont’d) Challenge Raising customer awareness of the 99 Cents Only Stores brand and offerings to customers that do not currently shop at our stores Solution Rolled out comprehensive San Diego marketing campaign in partnership with an external advertising firm in late April Used a variety of media channels, including: Radio Print Social Media Bloggers Results Initial results, as measured by improvements in customer transaction counts, are encouraging

Reduce shrink and manage scrap Current Initiatives 3-store pilot to gather detailed SKU-level data on shrink and identifying areas of opportunity Implement store perpetual inventory system (Store Inventory Module, or “SIM”) On-boarded in-house loss prevention team Recent Updates Store Inventory Module (“SIM”) Implemented 5-store pilot to test the underlying processes; leveraging learnings from pilot to develop rollout plan for the rest of the chain In-house Loss Prevention Team Significant progress in identification and apprehension Identified internal and external instances of theft

The 5 r’s Total inventory of $167 million as of April 29, 2016 Rationalizing distribution footprint during fiscal 2017 as a result of successful inventory reduction New approach focused on maximizing sell-through and eliminating excess inventory Right Inventory Right Product Optimize investments in inventory between everyday reorderables and opportunistic buys Committed to 99 cents as the primary price point Continue to provide national branded products at great values Right Store, Right Time, Right Quantity Completed streamlining transportation from 50 local and regional partners to 1 national supplier Optimizing transportation routes to maximize efficiency and improve timeliness Focused on category inventory performance, aligning buying with sales plans

Creating a culture of safety Current Initiatives Recent Updates Dedicated leadership team to spearhead key safety initiatives Comprehensive store manager training, including “safety first” messaging and communication Engaged 3rd party risk management providers to proactively manage reported claims Ongoing store safety pilot in 16 stores to test safety initiatives 67% reduction in claims across 16 stores participating in store safety pilot program 26% reduction in claims across all stores Adding Safety Lead positions to stores to promote a safer environment for employees and customers Expanding safety initiatives from pilot to entire organization

Q1 Financial Review

SALES BRIDGE-FY17 Q1 VS. FY16 Q1



$506.2
$6.8
$3.4
Same-store sales impact of ~15 bps
$0.7
$2.6
$0.2
$512.9
Primarily driven by higher fresh and consumable category sales as a result of improved in-stock levels
Same-store sales impact of ~50 bps
($M)
FY16 Q1 Sales
New / Non-Comp Stores
Improvements in Comp Sales
Cannibalization
Seasonal Inventory Reduction
Bargain Wholesale
FY17 Q1 Sales

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Gross Margin Bridge-FY17 Q1 vs. FY16 Q1 30.9% 0.4% 0.4% 0.3% 29.0% 1.4% FY16 Q1 Gross Margin Shrink & Scrap Lower Product Margin Distribution & Transportation Other Misc. FY17 Q1 Gross Margin

ADJUSTED EBITDA BRIDGE-FY17 Q1 VS. FY16 Q1



$25.0
$2.8
$1.9
Driven in part by seasonal inventory reduction
Driven by ~140 bps increase in shrink and scrap
$5.2
$2.3
Driven by CA minimum wage increase
$3.5
$1.7
$0.1
$13.3
($M)
FY16 Q1 Adjusted EBITDA
Earnings from Net Sales Increase
Change in Product Margin
Shrink, Scrap & Misc. COGs
Distribution & Transportation
Store Labor
Store Occupancy
Corporate & Other Store Exp.
FY17 Adjusted Q1 EBITDA

Note: Adjusted EBITDA excludes impact of non-cash, one-time and non-recurring items

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BALANCE SHEET ITEMS ($M) Balance as of Quarter Ended ($M) Jul-15 Oct-15 Jan-16 Apr-16 Inventory $275 $266 $197 $167 AP $86 $99 $79 $75 Revolver Cash Borrowings $107 $76 $48 $40 Lower revolver cash borrowings and inventory balance in the first quarter reflect ongoing progress of disciplined inventory reduction initiatives – $20 $40 $60 $80 $100 $120 Jul-15 Oct-15 Jan-16 Apr-16 Cash Borrowings Under Revolver

CAPITAL EXPENDITURES Capital expenditures weighted towards the first half of the year primarily due to timing of projects, including the San Diego refresh initiative ($M) FY17 Q1 Low High New and Existing Stores $9.4 $20.0 $25.0 IT & Supply Chain Maintenance 4.0 15.0 15.0 Total Capex $13.4 $35.0 $40.0 FY17 Guidance

FY17 Outlook Positive same store sales for fiscal 2017 Expect to open 6 to 8 new stores throughout the year through a measured and disciplined approach to growth Capital expenditures in the range of $35 to $40 million Substantial year-over-year increase in Adjusted EBITDA, particularly in the second half of fiscal 2017, and a substantial decrease in net loss over the same period